Exhibit (2)

POWER OF ATTORNEY

for the BlackRock Equity-Liquidity Complex

The undersigned, David 0. Beim, Susan J. Carter, Collette Chilton, Neil A. Cotty, Dr. Matina S. Homer, Rodney D. Johnson, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Frederick W. Winter, Barbara G. Novick and John M. Perlowski, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Ben Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-IA, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of February, 2016.

Signature	Title	Signature	Title

/s/ David O. Beim David O. Beim	Director/ Trustee	/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Director/ Trustee

/s/ Susan J. Carter Susan J. Carter	Director/ Trustee	/s/ Mark Stalnecker Mark Stalnecker	Director/ Trustee

/s/ Collette Chilton Collette Chilton	Director/ Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Director/ Trustee

/s/ Neil A. Cotty Neil A. Cotty	Director/ Trustee	/s/ Claire A. Walton Claire A. Walton	Director/ Trustee

/s/ Dr. Matina S. Horner Dr. Matina S. Horner	Director/ Trustee	/s/ Frederick W. Winter Frederick W. Winter	Director/ Trustee

/s/ Rodney D. Johnson Rodney D. Johnson	Director/ Trustee	/s/ Barbara G. Novick Barbara G. Novick	Director/ Trustee

/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Director/ Trustee	/s/ John M. Perlowski John M. Perlowski	Director/ Trustee

/s/ Joseph P. Platt Joseph P. Platt	Director/ Trustee

Appendix A

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Emerging Markets Fund, Inc.

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds Ill

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds*

BlackRock Master LLC+

BlackRock Pacific Fund, Inc.

BlackRock Series, Inc.

Funds For Institutions Series

Master Government Securities LLC+

Master Institutional Money Market LLC+

Master Investment Portfolio+

Master Large Cap Series LLC**+

Master Money LLC+

Master Tax-Exempt LLC+

Master Treasury LLC+

Quantitative Master Series LLC+

Ready Assets Government Liquidity Fund

Ready Assets U.S.A Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BlackRock Balanced Capital Fund, Inc.

    (in connection with its investment in the

    Master Large Cap Core Portfolio of

    Master Large Cap Series LLC)**

*	Susan J. Carter, Neil A Cotty and Claire A Walton are not currently Trustees of BlackRock Liquidity Funds.
**	The Director/Trustee is authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in his or her capacity as director of the master fund.
+	When required to do so, the Director/Trustee, in his or her capacity as a director of each master fund listed above, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.